Exhibit 99.2

Uniti Group Inc.’s

Unaudited Pro Forma Combined Financial Data

The following unaudited pro forma consolidated financial statements present Uniti Group Inc.’s (“Uniti” or the “Company”) unaudited pro forma combined statement of income for the year ended December 31, 2016, and its unaudited pro forma combined balance sheet as of December 31, 2016.  These statements have been derived from (a) the historical financial statements of Uniti as of and for the year ended December 31, 2016, which includes the results of PEG Bandwidth, LLC (“PEG”) from the May 2, 2016 acquisition date to December 31, 2016 and the results of Tower Cloud, Inc. (“Tower Cloud”) from the August 31, 2016 acquisition date to December 31, 2016; (b) the historical financial statements of PEG for the period from January 1, 2016 to May 1, 2016; (c) the historical financial statements of Tower Cloud for the period from January 1, 2016 to August 31, 2016; and (d) the historical financial statements of Southern Light, LLC (“Southern Light”) as of and for the year ended December 31, 2016.

The following unaudited pro forma combined financial statements give effect to the acquisition of Southern Light and the related transactions, including: (i) an assumed issuance of $250 million of senior unsecured debt securities and $450 million of common stock (assumed to be 17.7 million shares of the Company’s common stock, $0.0001 par value (“Common Stock”), using an assumed price of $25.41 (the closing share price on the Nasdaq Global Select Market on December 30, 2016) per share) to fund the cash portion of the Southern Light purchase consideration and for other general corporate purposes and (ii) issuance of 2.5 million Operating Partnership units (“OP Units”), exchangeable subject to certain conditions on a 1:1 basis for common stock (or cash equivalent value, at Uniti’s election), for purchase consideration to Southern Light equity holders.  Additionally, the unaudited pro forma combined financial statements give effect to the 2016 acquisitions of PEG and Tower Cloud and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration, (ii) issuance of 2.9 million shares of Common Stock for purchase consideration and (iii) issuance of 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock, liquidation preference $1,000 per share (the “Convertible Preferred Stock”), for purchase consideration in the PEG acquisition.  The unaudited pro forma combined statement of income assumes the purchases of Southern Light, PEG and Tower Cloud (the “Acquisitions”) occurred on January 1, 2016, and the unaudited pro forma combined balance sheet assumes the Southern Light Acquisition occurred on December 31, 2016.

The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the Acquisitions, and for the purposes of the pro forma combined financial statements, are expected to have a continuing impact on us. The pro forma financial statements do not reflect other transactions since January 1, 2016, including our issuance of additional debt securities during 2016, the repricings of our term loans or other acquisitions including the completed acquisition of NMS and the pending acquisition of Hunt, for which financial statements and pro forma financial statements are not required.

Our unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our unaudited pro forma combined financial statements.  The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the Acquisitions occurred on January 1, 2016 or had the Southern Light Acquisition occurred as of December 31, 2016, as the case may be.  Our unaudited pro forma combined financial statements also do not give effect to the potential impact of final purchase

Exhibit 99.2

Uniti Group Inc.’s

Unaudited Pro Forma Combined Financial Data

accounting adjustments, current financial conditions, any anticipated synergies, operating efficiencies, costs savings, or integration costs that may result from the transactions described above.

Our unaudited pro forma combined financial statements are derived from, and should be read in conjunction with the historical financial statements of Uniti, Southern Light, PEG and Tower Cloud and accompanying notes filed herewith or previously filed with the SEC.

Uniti Group Inc.

Unaudited Pro Forma Balance Sheet

As of December 31, 2016

	Historical
(Thousands, except par value)	Uniti	Southern Light	Pro Forma Adjustments			Pro Forma Combined
Assets:
Property, plant and equipment, net	$2,670,037	$192,330	$12,124	(A)	(T)	$2,874,490
Cash and cash equivalents	171,754	73	64,927	(C)	(T)	236,754
Accounts receivable, net	15,281	16,090	-			31,371
Goodwill	262,334	-	266,956	(A)		529,290
Intangible assets, net	160,584	-	255,300	(A)		415,884
Straight-line revenue receivable	29,088	-	-			29,088
Other assets	9,674	4,219	(649)	(B)	(T)	13,244
Total Assets	$3,318,752	$212,711	$598,658			$4,130,121
Liabilities, Convertible Preferred Stock and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$40,977	$13,601	$-			$54,578
Accrued interest payable	27,812	189	(189)	(C)		27,812
Deferred revenue	261,404	31,328	(1,328)	(A)		291,404
Derivative liability	6,102	-	-			6,102
Dividends payable	94,607	-	-			94,607
Deferred income taxes	28,394	-	-			28,394
Capital lease obligations	54,535	2,768	-			57,303
Contingent consideration	98,600	-	-			98,600
Notes and other debt, net	4,028,214	88,816	161,184	(C)	(T)	4,278,214
Total liabilities	4,640,645	136,703	159,667			4,937,015

Convertible Preferred Stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	80,552	-	-			80,552

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-	-			-
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 155,157 shares at December 31, 2016	15	-	2	(D)		17
Additional paid-in capital	141,092	-	449,998	(D)		591,090
Member's equity	-	75,547	(75,547)	(D)		-
Accumulated other comprehensive loss	(6,369)	462	(462)	(D)		(6,369)
Distributions in excess of accumulated earnings	(1,537,183)	-	-			(1,537,183)
Total Uniti shareholders' deficit	(1,402,445)	76,009	373,991			(952,446)
Noncontrolling Interests - operating partnership units	-	-	65,000	(D)		65,000
Total shareholders' deficit	(1,402,445)	76,009	438,991			(887,446)
Total Liabilities, Convertible Preferred Stock, and Shareholders' Deficit	$3,318,752	$212,711	$598,658			$4,130,121

Uniti Group Inc.

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2016

	Historical				Historical			Historical
(Thousands, except per share data)	Uniti	PEG Bandwidth, LLC January 1 - May 1, 2016	Pro Forma PEG Adjustments		Tower Cloud, Inc. January 1 - August 31, 2016	Pro Forma Tower Cloud Adjustments		Southern Light	Pro Forma Southen Light Adjustments			Pro Forma Combined
Revenues:
Leasing	$677,368	$-	$-		$-	$-		$-	$-			$677,368
Fiber Infrastructure	70,568	27,302	(73)	(E)	27,701	(56)	(E)	84,251	-			209,693
Consumer CLEC	22,472	-	-		-	-		-	-			22,472
Total revenues	770,408	27,302	(73)		27,701	(56)		84,251	-			909,533
Costs and Expenses:
Interest expense	275,394	3,250	175	(F)	3,119	487	(N)	3,370	14,541	(Q)	(T)	300,336
Depreciation and amortization	375,970	11,113	660	(G)	13,258	3,069	(G)	23,641	9,039	(G)	(T)	436,750
General and administrative expense	35,402	6,042	(214)	(H)	5,990	(792)	(H)	21,794	16	(T)		68,238
Operating expenses	49,668	10,246	(11)	(H)	13,462	-		21,216	86	(T)		94,667
Other expenses, net	-	29	-		1,353	-		(536)	662	(B)	(T)	1,508
Transaction related costs	33,669	2,820	(14,021)	(I)	1,356	(10,492)	(I)	-	(175)	(I)		13,157
Total costs and expenses	770,103	33,500	(13,411)		38,538	(7,728)		69,485	24,169			914,656

Income (loss) before income taxes	305	(6,198)	13,338		(10,837)	7,672		14,766	(24,169)			(5,123)
Income tax expense (benefit)	517	-	-		-	(1,226)	(O)	-	(3,686)	(O)		(4,395)
Net (loss) income	(212)	(6,198)	13,338		(10,837)	8,898		14,766	(20,483)			(728)
Net loss attributable to noncontrolling interests	-	-	-		-	-		-	(30)	(R)		(30)
Net (loss) income available for shareholders	(212)	(6,198)	13,338		(10,837)	8,898		14,766	(20,453)			(698)
Participating securities’ share in earnings	(1,557)	-	-		-	-		-	-			(1,557)
Accretion of preferred units to redemption value	-	(3,677)	3,677	(J)	-	-		-	-			-
Dividends declared on convertible preferred stock	(1,743)	-	(882)	(K)	-	-		-	-			(2,625)
Amortization of discount on convertible preferred stock	(1,985)	-	(891)	(L)	-	-		-	-			(2,876)
Net (loss) income applicable to common shareholders	$(5,497)	$(9,875)	$15,242		$(10,837)	$8,898		$14,766	$(20,453)			$(7,756)

(Loss) earnings per common share:
Basic	$(0.04)											$(0.05)
Diluted	$(0.04)											$(0.05)

Weighted-average number of common shares outstanding
Basic	152,473		333	(M)		1,245	(P)		17,710	(S)		171,761
Diluted	152,473		333	(M)		1,245	(P)		17,710	(S)		171,761

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Basis of Presentation

Uniti Group Inc. (“Uniti” or the “Company”), formally known as Communications Sales & Leasing, Inc. (“CS&L”), was incorporated in the state of Delaware in February 2014 and reorganized in the state of Maryland on September 4, 2014 as a subsidiary or Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”), On April 24, 2015 Uniti was separated and spun-off from Windstream, whereby Windstream contributed certain telecommunications network assets, including fiber and copper networks and other real estate (the “Distribution Systems”), and the Consumer CLEC Business, a small consumer competitive local exchange carrier business, to Uniti in exchange for cash, shares of common stock of Uniti and certain indebtedness of Uniti.

On April 10, 2017, the Company announced that it had entered into a definitive agreement to acquire Southern Light, LLC (“Southern Light”).  The acquisition of Southern Light is expected to close in the third quarter of 2017, subject to customary closing conditions including obtaining the necessary regulatory approvals.  On May 2, 2016 and August 31, 2016, Uniti completed its previously announced acquisitions of PEG Bandwidth, LLC (“PEG Bandwidth”) and Tower Cloud, Inc. (“Tower Cloud”), respectively.  As a result of these acquisitions, PEG and Tower Cloud became wholly-owned subsidiaries of Uniti. The unaudited pro forma combined financial statements give effect to the acquisitions of Southern Light, PEG, and Tower Cloud, and the related transactions discussed above.

Consideration Transferred

The acquisitions of Southern Light, PEG and Tower Cloud have been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.  Additionally, ASC 805 establishes that equity issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price.

Southern Light, LLC

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred (1)	$635,000
Fair value of Uniti OP Units (2)	65,000
Total value of consideration transferred	$700,000

(1)

The cash transferred is expected to be funded through a combination of proceeds from an offering of $250 million of senior unsecured notes and an offering of 17.7 million shares of Uniti common stock at an assumed issue price of $25.41 per share (the closing share price on the Nasdaq Global Select Market on December 30, 2016). To the extent that the Company is unable to complete those offerings, it has financing commitments in place with a syndicate of banks for $635.0 million of senior unsecured bridge debt and the Company would finance the cash transferred with borrowings under the bridge facility.

(2)	The fair value was of the OP Units is based on Uniti’s closing stock price on December 30, 2016.

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Southern Light Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$204,453
Accounts receivable	16,090
Other assets	3,570
Goodwill	266,956
Intangible assets	255,300
Accounts payable, accrued expenses and other liabilities	(13,601)
Deferred revenue	(30,000)
Capital lease obligations	(2,768)
Total purchase price	$700,000

The above purchase price allocation is considered preliminary and is subject to revision when the valuation of assets and liabilities are finalized upon receipt of the final valuation report from a third party valuation specialist, and resolution of contractual adjustments, such as working capital adjustments, set forth in the Membership Interest Purchase Agreement, dated April 7, 2017.

PEG Bandwidth, LLC

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred (1)	$322,498
Fair value of Uniti Series A Convertible Preferred Stock Issued (2)	78,566
Fair value of Uniti common stock issued (3)	23,230
Total value of consideration transferred	$424,294

(1)	The cash transferred was funded through cash on hand and borrowings under Uniti’s revolving credit facility.
(2)

The liquidation value of our Series A Convertible Preferred Stock is $87.5 million.  The fair value was estimated using an income approach framework, including valuing the conversion feature using a Black-Scholes model.

(3)

The fair value of the Uniti common stock of $23.2 million was calculated by multiplying the 1 million shares of Uniti common stock issued as purchase consideration, by $23.23, the closing trading price per share of Uniti common stock on April 29, 2016.

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

PEG Purchase Price Allocation

The following is a summary of the estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$293,030
Cash and cash equivalents	7,003
Accounts receivable	6,584
Other assets	5,161
Goodwill	145,054
Intangible assets	38,000
Accounts payable, accrued expenses and other liabilities	(8,643)
Deferred revenue	(12,700)
Capital lease obligations	(49,195)
Total purchase price	$424,294

Tower Cloud, Inc.

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred (1)	$187,749
Fair value of contingent consideration	98,600
Fair value of Uniti common stock issued (2)	58,515
Total value of consideration transferred	$344,864

(1)	The cash transferred was funded through cash on hand and borrowings under Uniti’s revolving credit facility.
(2)

Per the merger agreement, 1.9 million shares of Uniti common stock were issued in connection with the Tower Cloud acquisition. The acquisition date fair value of the Uniti common stock was calculated by multiplying 1.9 million shares of Uniti common stock by $31.20, the closing trading price per share of Uniti common stock on August 31, 2016.

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Tower Cloud Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$163,680
Cash and cash equivalents	14,346
Accounts receivable	3,043
Other assets	2,595
Goodwill	117,280
Intangible assets	116,218
Accounts payable, accrued expenses and other liabilities	(16,782)
Deferred revenue	(23,900)
Deferred income taxes	(24,866)
Capital lease obligations	(6,750)
Total purchase price	$344,864

The above purchase price allocation is considered preliminary and is subject to revision when the valuation of assets and liabilities are finalized upon receipt of the final valuation report from a third party valuation specialist, and resolution of contractual adjustments, such as working capital adjustments, set forth in the merger agreement.

Pro Forma Adjustments

(A)	To reflect preliminary purchase accounting adjustments related to the Southern Light acquisition, as noted in the schedule above.

(B)

Southern Light received patronage income from one of its long-term debt providers.  A portion of this was paid in cash and reflected in other expense, net, and a portion was paid in the equity of the lender, which is reflected in other assets.  This adjustment reflects removal of patronage income and related investment.

(C)

To reflect the removal of accrued interest associated with Southern Light’s debt, and the issuance of debt to fund the cash portion of the Southern Light consideration, offset by the retirement of Southern Light’s debt and removal of deferred financing costs, calculated as follows:

(Thousands)	December 31, 2016
Issuance of Unsecured Notes	$250,000
Remove Southern Light debt	(86,964)
Remove Southern Light debt of VIE (see footnote T)	(1,852)
Net adjustment to Notes and Other Debt, net	$161,184

The difference in the amount of debt issued and cash consideration paid in partial consideration for Southern Light is reflected as an increase to cash on the balance sheet, calculated as follows:

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(Thousands)
Issuance of Unsecured Notes	$250,000
Fair value of Uniti common stock issued	450,000
Cash transferred	(635,000)
Remove Southern Light cash and cash equivalents of VIE (see footnote T)	(73)
Increase to cash and cash equivalents	$64,927

The above calculations do not give effect to the payment of transaction fees and expenses in connection with the transactions described.

(D)

To reflect issuance of OP Units as partial consideration for acquisition of Southern Light, and the issuance of an assumed 17.7 million shares of Uniti common stock to partially fund the cash portion of the purchase consideration.

(E)	To reflect the adjustment to deferred revenue related to estimated purchase accounting adjustments.

(F) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to PEG’s loan from parent, calculated as follows:

(Thousands)	Year Ended December 31, 2016
Revolving credit facility (LIBOR + 2.25%)	$2,921
Capital lease obligation adjustment	253
Remove PEG interest expense on loan from parent	(2,466)
Remove PEG amortization of deferred financing costs and debt discount	(533)
Net adjustment to interest expense	$175

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the pre-acquisition period, which was 0.44%.

(G) To reflect impact on depreciation and amortization of step-up in net assets acquired.

(H) To reflect removal of the acquired company stock-based compensation expense, as all historical stock-based awards were cancelled at closing in accordance with the relevant purchase agreement.

(I) To remove acquisition and transaction costs directly attributable to the acquisition of respective companies.

(J) To remove the impact of the accretion of PEG preferred units to their redemption value, as Uniti acquired 100% of the interests in PEG.

(K) To reflect preferred stock dividends related to the issuance of 87,500 shares of Convertible Preferred Stock, with a liquidation preference of $87.5 million.

(L) To reflect accretion of the estimated fair value of the Convertible Preferred Stock issued in partial consideration for the acquisition of PEG to its liquidation value.  The difference is amortized, using the effective interest rate method, over the expected term of the Convertible Preferred Stock, which is estimated at 3 years. Based on the estimated fair value of the Convertible Preferred stock, the accretion was calculated assuming a 3.66% effective interest rate.

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(M) To reflect adjustment to weighted-average common shares outstanding as if the 1 million shares of Uniti common stock issued as partial consideration for the acquisition of PEG were outstanding as of January 1, 2016.

(N) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to Tower Cloud’s revolving loan agreement, calculated as follow:

(Thousands)	Year Ended December 31, 2016
Revolving credit facility (LIBOR + 2.25%)	$2,742
Remove Tower Cloud interest expense on revolving loan agreement	(2,040)
Remove Tower Cloud amortization of deferred financing costs and debt discount	(215)
Net adjustment to interest expense	$487

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the pre-acquisition period, which was 0.45%.

(O) To reflect the estimated deferred taxes and income tax expense. This does not reflect Uniti’s effective tax rate, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(P) To reflect adjustment to weighted-average common shares outstanding as if the 1.9 million shares of Uniti common stock issued as partial consideration for the acquisition of Tower Cloud were outstanding as of January 1, 2016.

(Q) To reflect the adjustment to interest expense related to the issuance of debt to fund the cash portion of the acquisition cost, offset by removal of interest expense related to Southern Light’s debt, calculated as follows:

(Thousands)	Year Ended December 31, 2016
Unsecured Notes (assumed interest rate of 7.125%)	$17,813
Remove Southern Light interest expense on revolving loan agreement	(3,036)
Remove Southern Light interest expense of VIE (see footnote T)	(21)
Remove Southern Light amortization of deferred financing costs	(215)
Net adjustment to interest expense	$14,541

(R) To reflect net income related to noncontrolling interests associated with the outstanding OP Units issued as partial consideration for the acquisition of Southern Light.

(S) To reflect adjustment of weighted-average common shares outstanding as if the assumed 17.7 million shares of Uniti common stock to be issued in the contemplated equity offering to partially fund the

Uniti Group Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

cash portion of the consideration for the acquisition of Southern Light were outstanding as of January 1, 2016.

(T) The 2016 audited financial statements of Southern Light include the consolidation of a Variable Interest Entity (“VIE”), an entity in which Southern Light held a controlling interest. The VIE is not being acquired by Uniti in the Southern Light Acquisition, and therefore the financial statements of Southern Light have been adjusted to give effect to the de-consolidation of the financial impact of the VIE. The impact of de-consolidating the VIE from Southern Light’s financial statements results in the following increase (decrease) to the financial statements:

(Thousands)	December 31, 2016
Property, plant and equipment, net	$(1,874)
Cash and cash equivalents	(73)
Other assets	(15)
Notes and other debt, net	(1,852)

(Thousands)	Year Ended December 31, 2016
Interest expense	$(21)
Depreciation and amortization	(21)
General and administrative expense	16
Operating expenses	86
Other expenses, net	(8)
Total cost and expenses	$52